SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: December 12, 2008

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-16249	23-2996071
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of Principal Executive Offices) (Zip Code)

(610) 727-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Sixth Amendment to Letter of Credit Agreement

Internet Capital Group, Inc. (“ICG”) is a party to a Letter of Credit Agreement with Comerica Bank (“Comerica”) to provide for the issuance of letters of credit (such agreement, the “LC Agreement”). The LC Agreement provides for the issuance of letters of credit of up to $10 million, subject to a cash-secured borrowing base, as defined in the LC Agreement. On December 13, 2008, ICG entered into the Sixth Amendment to Letter of Credit Agreement (the “Sixth Amendment”), which extends the term through which Comerica is obligated to issue letters of credit under the LC Agreement to December 12, 2009. A copy of the Sixth Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Employment Agreements with Chief Executive Officer and Managing Director

On December 18, 2008, Internet Capital Group Operations, Inc., a wholly-owned subsidiary of ICG (“ICG Operations”), entered into amendments to (1) the employment agreement of Walter W. Buckley, III, President and Chief Executive Officer, dated February 28, 2007, and (2) the employment agreement of Douglas A. Alexander, Managing Director, dated April 18, 2007. The amendments effect a number of technical changes to Mr. Buckley’s and Mr. Alexander’s employment agreements (the “Prior Agreements”) in order to comply with the final regulations under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).

In light of changes in the final regulations under Section 409A from the proposed regulations under Section 409A, the amendments extend to two years the maximum time period following certain specified involuntary terminations of employment that Mr. Buckley and Mr. Alexander may exercise vested equity awards. The Prior Agreements had, in response to the proposed regulations, reduced each executive’s maximum post-termination exercise time period from two years to the later of (a) the end of the calendar year in which his termination occurred and (b) the 15th day of the third month following the date of his termination.

The foregoing descriptions of the amendments to Mr. Buckley’s and Mr. Alexander’s agreements do not purport to be complete and are qualified in their respective entireties by the actual amendments to which the descriptions relate. Copies of the amendments to Mr. Buckley’s and Mr. Alexander’s agreements are attached hereto as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Amended and Restated Letter Agreement with Chief Financial Officer

On December 18, 2008, ICG Operations entered into a letter agreement with R. Kirk Morgan, Chief Financial Officer, that amends and restates the terms of Mr. Morgan’s letter agreement with ICG, dated February 28, 2007. The amended and restated agreement extends to December 31, 2011 the term through which the termination of Mr. Morgan’s employment without cause would trigger certain severance benefits, as specified in the agreement. Otherwise, the amended and restated agreement contains substantially the same terms as those contained in Mr. Morgan’s prior letter agreement.

The foregoing description of Mr. Morgan’s amended and restated agreement does not purport to be complete and is qualified in its entirety by the actual amended and restated agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Amended and Restated Director Deferred Stock Unit Program

ICG maintains a Deferred Stock Unit Program, pursuant to which each non-management director may receive, in exchange for deferring receipt of all or a portion of his or her cash fees, a stock award, the receipt of which is deferred until the non-management director’s service is terminated. On December 12, 2008, ICG’s Board of Directors (the “Board”) amended and restated the prior program, effective as of January 1, 2009, to make certain technical changes principally designed to comply with the requirements of Section 409A.

The foregoing description of the amended and restated Deferred Stock Unit Program does not purport to be complete and is qualified in its entirety by the actual program, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 8.01.	Other Matters

Share Repurchase Program

In July 2008, the Board authorized the implementation of a share repurchase program pursuant to which ICG could repurchase up to an aggregate of $20 million of shares of ICG common stock. On December 12, 2008, the Board approved a $5 million increase in the aggregate amount of ICG common stock that may be purchased under the share repurchase program. As of the date of this filing, ICG has deployed approximately $9.25 million to repurchase approximately 1.95 million shares of its common stock under the program. Accordingly, following the increase, an aggregate of approximately $15.75 million remains available to repurchase shares of ICG common stock under the program.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

10.1	Sixth Amendment to Letter of Credit Agreement, dated as of December 13, 2008, by and between Comerica Bank, Internet Capital Group, Inc., ICG Holdings, Inc. and Internet Capital Group Operations, Inc.

10.2	Amendment 2008-1 to the Employment Agreement, dated as of December 18, 2008, by and between Internet Capital Group Operations, Inc. and Walter W. Buckley, III.

10.3	Amendment 2008-1 to the Employment Agreement, dated as of December 18, 2008, by and between Internet Capital Group Operations, Inc. and Douglas A. Alexander.

10.4	Letter Agreement, dated December 18, 2008, by and between Internet Capital Group Operations, Inc. and R. Kirk Morgan.

10.5	Internet Capital Group, Inc. Amended and Restated Director Deferred Stock Unit Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERNET CAPITAL GROUP, INC.

Date: December 18, 2008	By:	/s/ Suzanne L. Niemeyer
	Name:	Suzanne L. Niemeyer
	Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment to Letter of Credit Agreement, dated as of December 13, 2008, by and between Comerica Bank, Internet Capital Group, Inc., ICG Holdings, Inc. and Internet Capital Group Operations, Inc.

10.2	Amendment 2008-1 to the Employment Agreement, dated as of December 18, 2008, by and between Internet Capital Group Operations, Inc. and Walter W. Buckley, III.

10.3	Amendment 2008-1 to the Employment Agreement, dated as of December 18, 2008, by and between Internet Capital Group Operations, Inc. and Douglas A. Alexander.

10.4	Letter Agreement, dated December 18, 2008, by and between Internet Capital Group Operations, Inc. and R. Kirk Morgan.

10.5	Internet Capital Group, Inc. Amended and Restated Director Deferred Stock Unit Program